                                                                    EXHIBIT 21.1


                         U.S. FRANCHISE SYSTEMS, INC.1/
                                       ***
                 List of Subsidiaries and Indirect Subsidiaries


Subsidiary                                                            State of Incorporation
Microtel Inns and Suites Franchising,
Inc. ("Microtel")                                                     Georgia

Hawthorn Suites Franchising, Inc.                                     Georgia

Microtel Inns Realty Corp. ("MIRC")
(sub of Microtel)                                                     Georgia

Microtel International, Inc. (sub of
Microtel)                                                             Georgia

US Funding Corp. (sub of USFS)                                        Georgia

U.S. Franchise Capital, Inc. (sub of
USFS)                                                                 Georgia

Tempe Inns Realty Corp. (sub of MIRC)                                 Georgia

Chandler Inns Realty Corp. (sub of
MIRC)                                                                 Georgia

Tempe Holdings, LLC (sub of MIRC)                                     Arizona LLC

Chandler Holdings, LLC (sub of MIRC)                                  Arizona LLC

Best Acquisition, Inc.

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1/   USFS Hawthorn, Inc. currently does not have any subsidiaries. After the
     Merger, though, the subsidiaries of U.S. Franchise Systems, Inc. will become the subsidiaries of USFS Hawthorn, Inc.